Exhibit 99.2

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Michael Walsh,	Marilynn Meek – General Info.
Vice President, Finance	(212) 827-3773
(617) 236-3410

Kathleen DiChiara	Timothy Grace – Media
Investor Relations Manager	(312) 640-6667
(617) 236-3343

BOSTON PROPERTIES, INC. ANNOUNCES

FOURTH QUARTER 2004 RESULTS

Reports diluted FFO per share of $1.05	Reports diluted EPS of $0.56

BOSTON, MA, January 25, 2005 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the fourth quarter ended December 31, 2004.

Results for the quarter ended December 31, 2004

Funds from Operations (FFO) for the quarter ended December 31, 2004 were $118.9 million, or $1.09 per share basic and $1.05 per share diluted. This compares to FFO for the quarter ended December 31, 2003 of $106.9 million, or $1.09 per share basic and $1.05 per share diluted. The weighted average number of basic and diluted shares outstanding totaled 109,358,601 and 117,268,572, respectively, for the quarter ended December 31, 2004 and 97,944,897 and 107,187,540, respectively, for the same quarter last year.

Net income available to common shareholders was $62.3 million for the three months ended December 31, 2004, compared to $60.6 million for the same quarter last year. Net income available to common shareholders per share (EPS) for the quarter ended December 31, 2004 was $0.57 basic and $0.56 on a diluted basis. This compares to EPS for the fourth quarter of 2003 of $0.62 basic and $0.61 on a diluted basis.

Results for the year ended December 31, 2004

Funds from Operations (FFO) for the year ended December 31, 2004 were $459.5 million, or $4.32 per share basic and $4.16 per share diluted. This compares to FFO for the year ended December 31, 2003 of $412.1 million, or $4.25 per share basic and $4.09 per share diluted before the application of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended. The weighted average number of basic and diluted shares outstanding totaled 106,458,214 and 114,815,522, respectively, for the year ended December 31, 2004 and 96,899,873 and 106,861,317, respectively, for last year.

Net income available to common shareholders was $284.0 million for the year ended December 31, 2004, compared to $365.3 million for last year. Net income available to common shareholders per share (EPS) for the year ended December 31, 2004 was $2.67 basic and $2.61 on a diluted basis. This compares to EPS for the year ended December 31, 2003 of $3.71 basic and $3.65 on a diluted basis. Diluted EPS includes $0.34 and $1.39 related to gains on sales of real estate and discontinued operations for the years ended December 31, 2004 and 2003, respectively.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter and year ended December 31, 2004. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of December 31, 2004, the Company’s portfolio consisted of 125 properties comprising approximately 44.1 million square feet, including three properties under construction and one expansion project totaling 1.3 million square feet. The overall percentage of leased space for the 119 properties in service as of December 31, 2004 was 92.1%.

Significant events of the fourth quarter include:

•	On October 25, 2004, the Company formed Boston Properties Office Value-Added Fund, L.P. (the “Value-Added Fund”), which is a strategic partnership with two institutional investors, to pursue the acquisition of value-added investments in non-core office assets within the Company’s existing markets. The Company intends to leverage its regional operating platform to source and acquire properties that will generate opportunity for value creation through repositioning, capital improvements and/or leasing strategies. The Value-Added Fund has total equity commitments of $140 million, of which the Company has committed $35 million. Assuming an estimated 65% leverage ratio, the Value-Added Fund is anticipated to have up to $400 million of total investments. The Company will receive asset management, property management, leasing and redevelopment fees and, if certain return thresholds are achieved, will be entitled to an additional promoted interest.

•	On November 1, 2004, the Value-Added Fund completed the acquisition of Worldgate Plaza, a 322,000 square foot office complex located in Herndon, Virginia for a purchase price of approximately $78.2 million. The acquisition was financed with new mortgage indebtedness totaling $57.0 million and approximately $21.2 million in cash, of which the Company’s share was $5.3 million. The mortgage financing bears interest at a variable rate equal to LIBOR plus 0.89% per annum and matures in October 2007, with two one-year extension options. Properties held by the Value-Added Fund ae not included in the Company’s portfolio statistics.

•	On November 8, 2004, a joint venture, of which the Company owned a 33.33% interest, exercised its right to terminate the purchase agreement to acquire the 21-acre site on the Boston waterfront known as Fan Pier. The venture forfeited its $2.5 million deposit, of which the Company’s share was $0.8 million. The Company recognized approximately $1.1 million of general and administrative expense during the quarter consisting of the Company’s share of the forfeited deposit of $0.8 million and approximately $0.3 million of related due diligence costs.

•	On December 8, 2004, the Company completed the sale of 560 Forbes Boulevard for approximately $4.0 million. This 40,000 square foot industrial property is located in South San Francisco, California.

•	On December 17, 2004, the Company modified its Dividend Reinvestment and Stock Purchase Plan. Full details of the modified Plan are contained in the Plan prospectus, which was filed with the Securities and Exchange Commission.

•	On December 20, 2004, a joint venture in which the Company has a 25% interest refinanced the construction loan on its 901 New York Avenue property located in Washington, D.C. The original construction loan had an outstanding balance of $96.7 million, bore interest at LIBOR plus 1.65% per annum and was scheduled to mature in November 2005. The new mortgage loan totaling $170.0 million bears interest at a fixed rate of 5.19% per annum and matures on January 1, 2015. The new mortgage loan requires interest-only payments for the first three years and requires principal and interest payments based on a 30-year amortization for years four through ten.

EPS and FFO per Share Guidance:

The Company’s guidance for the first quarter of 2005 and the full year 2005 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. The reconciliation of projected EPS to projected FFO per share, as provided below, is consistent with the Company’s historical computations.

	First Quarter 2005			Full Year 2005
	Low	-	High	Low	-	High
Projected EPS (diluted)	$0.49	-	$0.51	$2.25	-	$2.40
Add:

Projected Company Share of Real Estate Depreciation and Amortization	$0.46	-	$0.46	$1.85	-	$1.85

Projected FFO per Share (diluted)	$0.95	-	$0.97	$4.10	-	$4.25

The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and earnings impact of the events referenced in this release. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Boston Properties will host a conference call tomorrow, January 26, 2005 at 10:00 AM (Eastern Time), open to the general public, to discuss the fourth quarter and full fiscal year 2004 results, the 2005 projections, and other related matters. The number to call for this interactive teleconference is (800) 240-2430. A replay of the conference call will be available through February 2, 2005 by dialing (800) 405-2236 and entering the passcode 11020358. An audio-webcast will also be archived and may be accessed at www.bostonproperties.com in the Investors section under the heading Audio Archive.

Additionally, a copy of Boston Properties’ fourth quarter 2004 “Supplemental Operating and Financial Data” and this press release are available in the Investors section of the Company’s website at www.bostonproperties.com. These materials are also available by contacting Investor Relations at (617) 236-3322 or by written request to:

Investor Relations

Boston Properties, Inc.

111 Huntington Avenue, Suite 300

Boston, MA 02199-7610

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office properties and also includes three hotels and one industrial property. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in four core markets – Boston, Midtown Manhattan, Washington, D.C. and San Francisco.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “guidance,” “expects,” “plans,” “estimates,” “projects,” “intends,” “believes” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development and acquisition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effects of local economic and market conditions, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, including its guidance for the first quarter and full fiscal year 2005.

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended December 31,		Year ended December 31,
	2004	2003	2004	2003
	(in thousands, except for per share amounts)
	(unaudited)
Revenue
Rental:
Base rent	$276,216	$256,360	$1,070,806	$999,498
Recoveries from tenants	41,621	37,834	165,173	155,225
Parking and other	14,369	12,213	57,313	53,596

Total rental revenue	332,206	306,407	1,293,292	1,208,319
Hotel revenue	24,230	22,082	76,342	70,083
Development and management services	5,338	4,550	20,464	18,185
Interest and other	841	866	10,367	3,033

Total revenue	362,615	333,905	1,400,465	1,299,620

Expenses
Operating:
Rental	107,074	98,252	419,022	397,258
Hotel	16,961	15,992	55,724	52,250
General and administrative	15,541	11,749	53,636	45,359
Interest	79,378	75,001	306,170	299,436
Depreciation and amortization	68,735	55,824	252,256	208,490
Net derivative losses	—	—	—	1,038
Losses from early extinguishments of debt	—	—	6,258	1,474

Total expenses	287,689	256,818	1,093,066	1,005,305

Income before minority interests in property partnerships, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and other assets and discontinued operations	74,926	77,087	307,399	294,315
Minority interests in property partnerships	1,558	370	4,685	1,827
Income from unconsolidated joint ventures	664	662	3,380	6,016

Income before minority interest in Operating Partnership, gains on sales of real estate and other assets and discontinued operations	77,148	78,119	315,464	302,158
Minority interest in Operating Partnership	(16,000)	(18,676)	(68,174)	(73,777)

Income before gains on sales of real estate and other assets and discontinued operations	61,148	59,443	247,290	228,381
Gains on sales of real estate and other assets, net of minority interest	—	—	8,149	57,574

Income before discontinued operations	61,148	59,443	255,439	285,955
Discontinued Operations:
Income from discontinued operations, net of minority interest	19	1,149	1,240	6,133
Gains on sales of real estate from discontinued operations, net of minority interest	1,087	—	27,338	73,234

Net income available to common shareholders	$62,254	$60,592	$284,017	$365,322

Basic earnings per common share:
Income available to common shareholders before discontinued operations	$0.56	$0.61	$2.40	$2.89
Discontinued operations, net of minority interest	0.01	0.01	0.27	0.82

Net income available to common shareholders	$0.57	$0.62	$2.67	$3.71

Weighted average number of common shares outstanding	109,359	97,945	106,458	96,900

Diluted earnings per common share:
Income available to common shareholders before discontinued operations	$0.55	$0.60	$2.35	$2.84
Discontinued operations, net of minority interest	0.01	0.01	0.26	0.81

Net income available to common shareholders	$0.56	$0.61	$2.61	$3.65

Weighted average number of common and common equivalent shares outstanding	111,888	100,100	108,762	98,486

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2004	December 31, 2003
	(in thousands, except for share amounts)
	(unaudited)
ASSETS
Real estate	$9,033,858	$8,202,958
Development in progress	35,063	542,600
Land held for future development	222,306	232,098
Real estate held for sale, net	—	5,604
Less: accumulated depreciation	(1,143,369)	(1,001,435)

Total real estate	8,147,858	7,981,825

Cash and cash equivalents	239,344	22,686
Cash held in escrows	24,755	21,321
Tenant and other receivables, net of allowance for doubtful accounts of $2,879 and $3,157, respectively	25,500	18,425
Accrued rental income, net of allowance of $4,252 and $5,030, respectively	251,236	189,852
Deferred charges, net	254,950	188,855
Prepaid expenses and other assets	38,630	39,350
Investments in unconsolidated joint ventures	80,955	88,786

Total assets	$9,063,228	$8,551,100

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage notes payable	$3,541,131	$3,471,400
Unsecured senior notes, net of discount	1,470,683	1,470,320
Unsecured line of credit	—	63,000
Accounts payable and accrued expenses	94,451	92,026
Dividends and distributions payable	91,428	84,569
Interest rate contracts	1,164	8,191
Accrued interest payable	50,670	50,931
Other liabilities	91,300	80,367

Total liabilities	5,340,827	5,320,804

Commitments and contingencies	—	—

Minority interests	786,328	830,133

Stockholders’ equity:
Excess stock, $.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 250,000,000 shares authorized, 110,399,385 and 98,309,077 shares issued and 110,320,485 and 98,230,177 shares outstanding in 2004 and 2003, respectively	1,103	982
Additional paid-in capital	2,633,980	2,104,158
Earnings in excess of dividends	325,452	320,900
Treasury common stock, at cost	(2,722)	(2,722)
Unearned compensation	(6,103)	(6,820)
Accumulated other comprehensive loss	(15,637)	(16,335)

Total stockholders’ equity	2,936,073	2,400,163

Total liabilities and stockholders’ equity	$9,063,228	$8,551,100

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

	Three months ended December 31,		Year ended December 31,
	2004	2003	2004	2003
	(in thousands, except for per share amounts)
	(unaudited)
Net income available to common shareholders	$62,254	$60,592	$284,017	$365,322

Add:
Minority interest in Operating Partnership	16,000	18,676	68,174	73,777
Less:
Minority interests in property partnerships	1,558	370	4,685	1,827
Income from unconsolidated joint ventures	664	662	3,380	6,016
Gains on sales of real estate and other assets, net of minority interest	—	—	8,149	57,574
Income from discontinued operations, net of minority interest	19	1,149	1,240	6,133
Gains on sales of real estate from discontinued operations, net of minority interest	1,087	—	27,338	73,234

Income before minority interests in property partnerships, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and other assets and discontinued operations	74,926	77,087	307,399	294,315

Add:
Real estate depreciation and amortization (2)	69,989	57,500	257,319	216,235
Income from discontinued operations	64	1,489	1,703	7,804
Income from unconsolidated joint ventures	664	662	3,380	6,016
Loss from early extinguishment of debt associated with sales of real estate	—	—	—	1,474
Less:
Minority interests in property partnerships’ share of funds from operations	123	(945)	(922)	(3,458)
Preferred distributions	(3,361)	(4,443)	(15,050)	(21,249)

Funds from operations	142,405	131,350	553,829	501,137

Add/(subtract):
Net derivative losses (SFAS No. 133)	—	—	—	1,038

Funds from operations before net derivative losses (SFAS No. 133)	$142,405	$131,350	$553,829	$502,175

Less:
Minority interest in the Operating Partnership’s share of funds from operations	23,514	24,419	94,332	90,102

Funds from operations available to common shareholders before net derivative losses (SFAS No. 133)	$118,891	$106,931	$459,497	$412,073

Our percentage share of funds from operations - basic	83.49%	81.41%	82.97%	82.06%

Weighted average shares outstanding - basic	109,359	97,945	106,458	96,900

FFO per share basic before net derivative losses (SFAS No. 133)	$1.09	$1.09	$4.32	$4.25

FFO per share basic after net derivative losses (SFAS No. 133)	$1.09	$1.09	$4.32	$4.24

Weighted average shares outstanding - diluted	117,269	107,188	114,816	106,861

FFO per share diluted before net derivative losses (SFAS No. 133)	$1.05	$1.05	$4.16	$4.09

FFO per share diluted after net derivative losses (SFAS No. 133)	$1.05	$1.05	$4.16	$4.08

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

In addition to presenting FFO in accordance with the NAREIT definition, we also disclose FFO after specific and defined supplemental adjustments, including gains or losses on derivative instruments, consisting of changes in fair value and periodic cash settlements, that do not qualify for hedge accounting pursuant to the provisions of SFAS No. 133 (“non-qualifying derivative contracts”). As the impact of the non-qualifying derivative contracts did not extend beyond the quarter ended September 30, 2003, FFO as adjusted for periods ended on and after December 31, 2003 is the same as FFO computed in accordance with the NAREIT definition.

The adjustments for non-qualifying derivative contracts resulted from interest rate contracts we entered into prior to the effective date of SFAS No. 133 to limit our exposure to fluctuations in interest rates with respect to variable rate debt associated with real estate projects under development. Upon transition to SFAS No. 133 on January 1, 2001, the impacts of these contracts were recorded in current earnings, while prior to that time they were capitalized. Although these adjustments are attributable to a single hedging program, the underlying contracts extended over multiple reporting periods and therefore resulted in adjustments from the first quarter of 2001 through the third quarter of 2003. Management presents FFO before the impact of non-qualifying derivative contracts because economically this interest rate hedging program was consistent with our risk management objective of limiting our exposure to interest rate volatility and the change in accounting under GAAP did not correspond to a substantive difference. Management does not currently anticipate structuring future hedging programs in a manner that would give rise to this kind of adjustment.

Management uses FFO principally to evaluate the operating performance of our assets from period to period, and therefore it is important that transactions which impact operations over multiple periods be reflected in FFO in accordance with their substance, even if GAAP requires that the income or loss attributable to the transaction be recorded in a particular period. The resulting adjustments to FFO computed in accordance with the NAREIT definition are particularly meaningful when the events in question are substantively equivalent to other similar transactions, but the reporting of those similar transactions under GAAP more closely matches their economic substance.

Although our FFO as adjusted clearly differs from NAREIT’s definition of FFO, as well as that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance because we believe that, by excluding the effects of the non-qualifying derivative contracts, management and investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO. Additionally, we believe the nature of these adjustments is non-recurring because there were not similar events during the two preceding years, and the events were not reasonably likely to recur and did not, in fact, recur within the succeeding two years.

Neither FFO nor FFO as adjusted should be considered as alternatives to net income (determined in accordance with GAAP) as an indication of our performance. Neither FFO nor FFO as adjusted represents cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO and FFO as adjusted should be compared with our reported net income and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $68,735, $55,824, $252,256 and $208,490, our share of unconsolidated joint venture real estate depreciation and amortization of $1,798, $1,874, $6,814 and $8,475 and depreciation and amortization from discontinued operations of $0, $505, $685 and $1,987, less corporate related depreciation and amortization of $544, $703, $2,436 and $2,717 for the three months and year ended December 31, 2004 and 2003, respectively.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	December 31, 2004	December 31, 2003
Greater Boston	90.2%	88.9%
Greater Washington, D.C.	97.9%	95.1%
Midtown Manhattan	96.4%	99.4%
Baltimore, MD	90.9%	95.1%
Richmond, VA	91.3%	89.2%
Princeton/East Brunswick, NJ	90.2%	93.4%
Greater San Francisco	80.3%	82.4%
Bucks County, PA	N/A	100.0%

Total Portfolio	92.1%	92.1%

	% Leased by Type
	December 31, 2004	December 31, 2003
Class A Office Portfolio	92.3%	92.7%
Office/Technical Portfolio	97.6%	89.4%
Industrial Portfolio	0.0%	56.6%

Total Portfolio	92.1%	92.1%